Exhibit (a)(3)

LETTER TO PARTICIPANTS

IN THE

SUMMA INDUSTRIES
401(k) SAVINGS & RETIREMENT PLAN

SEPTEMBER 8, 2006

INTRODUCTION

As you may know, Summa Industries (“Summa”) has entered into an agreement and plan of merger (the “Merger Agreement”) providing for the acquisition of Summa by Habasit Holding AG (“Habasit”). In accordance with the Merger Agreement, Habasit, through its wholly-owned subsidiary Habasit Holding USA, Inc. (“Purchaser”), has commenced a tender offer to purchase all of the outstanding shares of Summa’s common stock, par value $0.001 per share (“Shares”), for $15.00 to the seller in cash, without interest (the “Offer Price”). This notice is being sent to you with respect to Shares attributable to your account under the Summa Industries 401(k) Savings & Retirement Plan (the “Plan”).

Enclosed for your consideration are the Offer to Purchase, dated September 8, 2006, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”) relating to the offer by Purchaser to purchase all of the outstanding Shares, at the Offer Price, upon the terms and subject to the conditions set forth in the Offer. Also enclosed for your consideration is Summa’s Solicitation/Recommendation Statement on Schedule 14D-9, dated September 8, 2006, which contains, among other information, the recommendation of the Board of Directors of Summa with respect to the Offer. It is very important that you read the Offer prior to taking any action with respect to this Notice.

WHY YOU NEED TO INSTRUCT THE TRUSTEE WHETHER OR NOT TO TENDER YOUR SHARES

Bankers Trust Company, N.A., as Trustee of the Plan, holds Shares in your account under the Plan. A tender of Shares attributable to your account under the Plan can only be made by the Trustee. Accordingly, we request your instructions to the Trustee as to whether you wish to tender all, some or none of the Shares attributable to your account under the Plan, upon the terms and subject to the conditions of the Offer. Enclosed with this Notice is a confidential instruction form which you must use to instruct the Trustee whether or not to tender the Shares attributable to your account under the Plan pursuant to the Offer. If you sign, date and return the enclosed instruction form but do not check any box on the form, the Trustee will treat your instruction form as not providing any instruction to the Trustee regarding the Offer. It is very important that you provide the Trustee with instructions as to whether or not the Shares attributable to your account under the Plan should be tendered in the Offer. In the event that you do not provide instructions to the Trustee, your Shares will be tendered by the Trustee in the same proportion that other participants in the Plan who hold Shares through the Plan have instructed Trustee (by way of example only, if those participants who did provide instructions to the Trustee instructed the Trustee to tender a total of 50 Shares and to not tender a total of 50 Shares in the Offer, and you did not provide any instructions to the Trustee, then 50% of your Shares would be tendered by the Trustee). As a result, if you do not provide instructions to the Trustee, it is not only possible but likely that up to all of the Shares attributable to your account under the Plan will be tendered by the Trustee, even though you did not instruct the Trustee to tender those Shares.

HOW TO INSTRUCT THE TRUSTEE AS TO WHETHER OR NOT TO TENDER YOUR SHARES

The enclosed instruction form must be used if you wish to instruct the Trustee to tender the Shares attributable to your account under the Plan. If the Shares attributable to your account under the Plan are purchased in the Offer, the cash proceeds of such sale will be credited to your account under the Plan and invested in the Money Market Fund under the Plan, subject to your right to direct subsequently the investment of such proceeds into the other investment funds offered under the Plan. Please note that the enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares attributable to your account under the Plan; instructions to the Trustee must be given using the enclosed instruction form.

Please also note that if you hold Shares outside of the Plan, you will receive the Offer with respect to those Shares and you should use the Letter of Transmittal to give instructions with respect to those Shares.

Please note that the number of Shares attributable to your account under the Plan will appear on the top right corner of the mailing label attached to the enclosed instruction form. The instruction form provides that you may instruct the Trustee to tender all of the Shares, some of the Shares, or none of the Shares attributable to your account under the Plan. If you instruct the Trustee to tender more Shares than are attributable to your account under the Plan, the Trustee will treat this as an instruction to tender all of the Shares attributable to your account under the Plan.

In order to be assured that your instruction to the Trustee will be followed, your instruction form must be completed, signed, dated and received by the Trustee no later than 5:00 p.m. Central time on Wednesday, October 4, 2006. This time is two business days prior to the expiration of the Offer, which is scheduled to expire at 12:00 midnight New York City time on October 6, 2006. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which the Trustee must receive your instruction will be extended automatically to two business days prior to such extended expiration time. Please remember to return your instruction form to the Trustee in the enclosed envelope, rather than to Summa, Purchaser, Habasit or any other party.

Your instruction form must be mailed to the Trustee in the envelope provided. The Trustee cannot accept instructions by fax.

Any instruction you furnish to the Trustee on the instruction form will be irrevocable if not withdrawn by 5:00 p.m. Central time on Wednesday, October 4, 2006. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which you may withdraw such instruction will be extended automatically to two business days prior to such extended expiration time. To withdraw any instruction, you should send a statement to the Trustee that you are withdrawing your prior instruction and requesting another instruction form. You must sign the statement and print your name and Social Security number under your signature. The statement may be sent by mail to the address on the envelope provided, in time for your new instruction form to be completed and returned to the Trustee by 5:00 p.m. Central time on Wednesday, October 4, 2006 (or any date to which such deadline is automatically extended, as provided above).

TAX CONSEQUENCES OF TENDERING OR NOT TENDERING YOUR SHARES IN THE OFFER

Because your Shares are held under the Plan, tendering or not tendering such Shares will not be a taxable event. Shares in your Plan account may be eligible for special tax treatment when distributed from the Plan, such as upon retirement or other termination of employment. However, if either you tender all of your shares in the Offer, or the Offer is completed and Habasit acquires Summa via a merger following the consummation of the Offer as is presently contemplated (in which case, at the effective time of the merger, your Shares will be automatically converted into the right to receive the Offer Price unless you perfect appraisal rights with respect to your Shares in accordance with Delaware law), then you will no longer be eligible for this special tax treatment, because you will not have any Shares in your Plan account when you receive a distribution from the Plan. These tax rules are complicated, so you should contact your own tax advisor as to whether they may be applicable to you.

CONFIDENTIALITY

Your instruction to the Trustee is strictly confidential. Under no circumstances will the Trustee or any of its agents disclose your instruction or your failure to submit an instruction to Summa, Habasit or any other party. You should feel free to instruct the Trustee in the manner you think is best.

401K PLAN COMMITTEE
OF SUMMA INDUSTRIES

September 8, 2006

SUMMA INDUSTRIES 401(k) SAVINGS & RETIREMENT PLAN

IMMEDIATE ATTENTION REQUIRED

INSTRUCTION TO TRUSTEE WHETHER OR NOT TO TENDER SHARES

TO BE COMPLETED, SIGNED AND DATED BY PARTICIPANT ON THE REVERSE SIDE

The undersigned participant in the Summa Industries 401(k) Savings & Retirement Plan (the “Plan”) hereby instructs Bankers Trust Company , N.A., as Trustee under the Plan, to tender or not to tender, pursuant to the Offer, the shares of Summa Industries common stock, par value $0.001 per share (“Shares”) attributable to his or her account under the Plan (as explained in the accompanying Letter to Participants) in accordance with the instruction form on the reverse side of this form.

THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY BANKERS TRUST COMPANY, N.A. NO LATER THAN 5:00 P.M., CENTRAL TIME, ON WEDNESDAY, OCTOBER 4, 2006. IF THE EXPIRATION OF THE OFFER IS EXTENDED BEYOND ITS SCHEDULED EXPIRATION TIME, THE TIME BY WHICH THE TRUSTEE MUST RECEIVE YOUR INSTRUCTIONS WILL BE EXTENDED AUTOMATICALLY TO TWO BUSINESS DAYS PRIOR TO SUCH EXTENDED EXPIRATION TIME. PLEASE NOTE THAT THE ENCLOSED ENVELOPE SHOULD BE USED TO RETURN THIS FORM TO THE TRUSTEE. IF THIS FORM IS RECEIVED AFTER SUCH TIME, BANKERS TRUST COMPANY, N.A. CANNOT ENSURE THAT YOUR INSTRUCTIONS WILL BE FOLLOWED. YOUR INSTRUCTIONS ARE CONFIDENTIAL, AS EXPLAINED IN THE ACCOMPANYING NOTICE.

THE TRUSTEE MAKES NO RECOMMENDATIONS AS TO YOUR DECISION TO TENDER OR NOT TO TENDER SHARES OF SUMMA INDUSTRIES COMMON STOCK ATTRIBUTABLE TO YOUR ACCOUNT UNDER THE PLAN PURSUANT TO THE OFFER.

(over)

☒    Please mark your choice like this and sign and date below.

☐     Tender all of the shares of Summa Industries common stock attributable to my account under the Plan.

☐     Tender ____________________ shares of Summa Industries common stock attributable to my account under the Plan, but do not tender the remainder of the shares of Summa Industries common stock attributable to my account under the Plan (if you tender more shares than you have attributable to your account, all of the shares attributable to your account will be tendered).

☐     Do not tender any shares of Summa Industries common stock attributable to my account under the Plan.

As a participant in the Plan, I acknowledge receipt of the Offer to Purchase dated September 8, 2006 and the Letter of Transmittal dated September 8, 2006 from Habasit Holding USA, Inc., and receipt of the Letter to Participants dated September 8, 2006 and the Solicitation/Recommendation Statement on Schedule 14D-9 dated September 8, 2006 from Summa Industries. I further acknowledge that I have had an opportunity to review these documents before making this election.

I hereby instruct the Trustee of the Plan to tender or not to tender the shares of Summa Industries common stock attributable to my account under the Plan as indicated above.

I understand that if I sign, date and return this instruction form, but do not provide the Trustee with specific instructions, the Trustee will treat this instruction form as not providing any instruction to the Trustee regarding the Offer. I further understand that if I do not provide the Trustee with any instruction regarding the Offer, the Trustee will tender and not tender my shares of Summa Industries common stock attributable to my account under the Plan in the same proportion as elected in the aggregate by all participants who do provide the Trustee with instructions regarding the Offer.

I further understand that cash received as a result of thus instruction will be invested in the Money Market Fund, and hereby elect to have my funds so invested. I acknowledge that I can subsequently change my investment election from the Money Market Fund at any time.

Please Print Name:
Social Security Number:
Signature:
Date:

PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION FORM PROMPTLY
IN THE POSTAGE PREPAID ENVELOPE PROVIDED.